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                                                                  Exhibit (c)(2)






Triad Park, LLC
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                                                    Contractor: Larry McReynolds
                                      Term: From February 27, 1997 to indefinite


                    INDEPENDENT CONTRACTOR SERVICES AGREEMENT

        THIS AGREEMENT ("Agreement") is entered into by and between Triad Park, LLC, a Delaware Limited Liability Company "Triad Park"); and Larry McReynolds ("Contractor") as of February 27, 1997 (the "Effective Date").

        1.     ENGAGEMENT OF SERVICES.

               1.1 Project Assignments. TRIAD PARK may from time to time issue Project Assignments to Contractor in the form of the attached Exhibit A. Subject to the terms of this Agreement, Contractor will render services set forth in Project Assignments accepted by Contractor. Services will be rendered to the best of Contractor's ability, by the completion dates set forth in the relevant Project Assignment.

               1.2 Performance of Services. TRIAD PARK selected Contractor to perform these services based upon TRIAD PARK receiving Contractor's personal service and therefore Contractor may not subcontract or otherwise delegate its obligations under this Agreement without TRIAD PARK's prior written consent. If Contractor is not a natural person, then before any employee, agent, or consultant of Contractor performs services in connection with this Agreement, that employee, agent, or consultant must have entered into a written agreement expressly for the benefit of TRIAD PARK and containing provisions substantially equivalent to this Section 1.2 and to Section 4 below. Contractor must provide a signed copy of that agreement to TRIAD PARK.

        2.     COMPENSATION.

               2.1 Fees and Approved Expenses. TRIAD PARK will pay Contractor a fee for services rendered by Contractor pursuant to this Agreement as set forth in Exhibit "A". Contractor will not be reimbursed for any expenses incurred in connection with the performance of services under this Agreement, unless those expenses are approved in writing by an authorized manager of TRIAD PARK or expressly authorized in the relevant Project Assignment. Upon termination of this Agreement by either party for any reason, Contractor will be paid fees and expenses on a proportional basis as stated in the relevant Project Assignment for work which has been completed prior to and including the effective date of such termination.

               2.2 Timing. Unless other terms are set forth in the Project Assignment for the work in progress, TRIAD PARK will pay Contractor for services and will reimburse Contractor for approved expenses within thirty (30) days after the date of Contractor's invoice, provided Contractor has furnished such documentation for those authorized expenses as TRIAD PARK may reasonably request. Contractor shall not issue an invoice to TRIAD PARK under this Agreement more often than on a bi-weekly basis.

        3.     INDEPENDENT CONTRACTOR RELATIONSHIP.

               3.1 Nature of Relationship. Contractor and TRIAD PARK understand, acknowledge and agree that Contractor's relationship with TRIAD PARK will be that of an independent Contractor and nothing in this Agreement is intended to or should be construed to create a partnership, joint venture, or employment


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Triad Park, LLC
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relationship. Since Contractor will not be an employee of TRIAD PARK, Contractor will not be entitled to any of the benefits which TRIAD PARK may make available to its employees, including, by way of example, group health or life insurance. Contractor is not an agent of TRIAD PARK as a result of or in the course of performing services pursuant to this Agreement and Contractor is not authorized to make any representation, contract or commitment on behalf of TRIAD PARK unless specifically requested or authorized in writing to do so by a duly authorized manager of TRIAD PARK.

               3.2 Contractor Responsible for Taxes and Records. Contractor will be solely responsible for, and will file on a timely basis, all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Contractor's performance of services and receipt of fees under this Agreement. Contractor will be solely responsible for and must maintain adequate records of expenses incurred in the course of performing services under this Agreement. No part of Contractor's compensation will be subject to withholding by TRIAD PARK for the payment of social security, federal, sate or any other employee payroll tax.

        4.     TRADE SECRETS -- INTELLECTUAL PROPERTY RIGHTS.

               4.1 Representations. Contractor represents that his performance of all of the terms of this Agreement does not, and will not, breach any agreement to keep in confidence proprietary information, knowledge or data of a third party and Contractor will not disclose to TRIAD PARK, or induce TRIAD PARK to use, any confidential or proprietary information belonging to third parties unless such use or disclosure is authorized in writing by such owners.

               4.2    Confidential Information.

               (a) Contractor will maintain in confidence and will not disclose or use, either during or after the performance of his or her services hereunder, any proprietary or confidential information or know-how belonging to TRIAD PARK ("Confidential Information"), whether or not in written form, except to the extent required to perform duties on behalf of TRIAD PARK. Confidential Information refers to any information, not generally known in the relevant trade or industry, which was obtained from TRIAD PARK, or which was learned, discovered, developed, conceived, originated or prepared by Contractor during the term of this Agreement. Such Confidential Information includes, but is not limited to, computer programs and routines, technical and business information relating to TRIAD PARK's inventions or products, research and development, production processes, manufacturing and engineering processes, machines and equipment, finances, customers, marketing, and production and future business plans and any information which is identified as confidential by TRIAD PARK. Upon the termination of Contractor's services, Contractor will deliver to TRIAD PARK all written and tangible material in Contractor's possession incorporating the Confidential Information or otherwise relating to TRIAD PARK's business. These obligations with respect to Confidential Information extend to information belonging to third parties from whom information was received in confidence, including without limitation customers and suppliers of TRIAD PARK, who may have disclosed such information to Contractor as the result of Contractor's status as an independent consultant of TRIAD PARK.

               (b) All Confidential Information will remain the sole property of TRIAD PARK, and Contractor will have no rights to the Confidential Information, except as otherwise provided in this Agreement.


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Triad Park, LLC
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               (c) Contractor agrees that it will not use any Confidential
Information except in accordance with the provisions of this Agreement and will not disclose any Confidential Information to any third party without the prior written consent of TRIAD PARK. TRIAD PARK hereby consents to such disclosure of its Confidential Information to the employees of Contractor as is necessary to allow Contractor to perform this Agreement and to obtain the benefits thereof. Contractor agrees to treat all Confidential Information in the same manner as it treats its own confidential information, but in no case will the degree of care used by Contractor be less than reasonable care.

               (d) Notwithstanding the other provisions of this Agreement, information shall not be deemed Confidential Information, and Contractor shall have no obligation with respect to any information which: (i) was in the public domain at the time it was disclosed or falls within the public domain, except through the fault of the Contractor; (ii) was disclosed after written approval of TRIAD PARK; or (iii) was rightfully communicated to Licensee from a party other than TRIAD PARK free of any obligation of confidence subsequent to the time it was communicated by TRIAD PARK to Contractor.

               4.3 Conflict of Interest. Contractor agrees during the term of this Agreement not to accept work, enter into a contract or accept an obligation, inconsistent or incompatible with Contractor's obligations or the scope of services rendered for TRIAD PARK under this Agreement. Contractor warrants that to the best of his or her knowledge, there is no other contract or duty on his or her part now in force which is inconsistent with this Agreement. During the term of the Agreement, Contractor will not enter into any agreement, whether oral or written, which conflicts with the provisions of this Agreement. Contractor further agrees not to disclose to TRIAD PARK, or bring onto TRIAD PARK's premises, or induce TRIAD PARK to use any confidential information that belongs to anyone other than TRIAD PARK or Contractor. Contractor agrees to indemnify TRIAD PARK from any and all loss or liability incurred by reason of alleged breach by Contractor of any confidentiality or services agreement with any party other than TRIAD PARK. Anything to the contrary in this agreement notwithstanding, TRIAD PARK recognizes that Contractor is an employee of CCI/Triad and waves and releases any claims against Contractor arising out of any conflict of interest due to Contractor's employment with CCI/Triad.

               4.4 Injunctive Relief for Breach. Contractor acknowledges and agrees that the obligations and promises of Contractor under this Agreement are of a unique, intellectual character that gives them particular value. Contractor further acknowledges and agrees that his or her breach of any of the promises or agreements contained in this Agreement will result in irreparable and continuing damage to TRIAD PARK for which there is no adequate remedy at law and, in the event of such breach, TRIAD PARK will be entitled to injunctive relief.

               4.5 Return of TRIAD PARK's Property. Contractor acknowledges that the following are TRIAD PARK's sole and exclusive property: all documents, such as drawings, manuals, notebooks, reports, sketches, records, computer programs, employee lists, customer lists and the like in his custody or possession, whether delivered to Contractor by TRIAD PARK or made by Contractor in the performance of services under this Agreement, relating to the business activities of TRIAD PARK or its customers or suppliers and containing any information or data whatsoever, whether or not Confidential Information. Contractor agrees to promptly deliver all of TRIAD PARK's property and all copies of TRIAD PARK's property and Confidential Information in Contractor's possession to TRIAD PARK upon termination or expiration of this Agreement for any reason, or at any time upon TRIAD PARK's request.



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        5.     TERM, TERMINATION, NON-INTERFERENCE WITH BUSINESS.

               5.1 Term. The term of this Agreement will begin upon the Effective Date and will continue in force indefinitely, unless terminated earlier in accordance with Sections 5.2 or 5.3 below.

               5.2 Termination by TRIAD PARK. Except while work by Contractor is in progress under a Project Assignment, TRIAD PARK may terminate this Agreement with or without cause, at any time upon thirty (30) days prior written notice to Contractor. TRIAD PARK also may terminate this Agreement immediately in its sole discretion upon Contractor's material breach of Article 4 and/or Section 5.4 of this Agreement and/or upon any acts of gross misconduct by Contractor directly affecting this Agreement or the independent contractor relationship. While work by Contractor is in progress under any Project Assignment governed by this Agreement, TRIAD PARK may terminate this Agreement for cause upon thirty (30) days' prior written notice to Contractor. Cause will be defined as any failure by Contractor to perform his or her obligations under this Agreement.

               5.3 Termination by Contractor. Except while work by Contractor is in progress under a Project Assignment, Contractor may terminate this Agreement with or without cause at any time upon thirty (30) days' prior written notice to TRIAD PARK.

               5.4 Non-interference with Business. During and for a period of two (2) years immediately following termination of this Agreement by either party, Contractor agrees not t interfere with the business of TRIAD PARK in any manner. By way of example and not limitation, Contractor agrees not to solicit, induce or encourage or cause others to solicit, induce or encourage any employee or independent contractor of TRIAD PARK to terminate or breach any employment, contractual or other relationship with TRIAD PARK.

        6.     GENERAL PROVISIONS.

               6.1 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of California as applied to agreements entered into and to be performed entirely within California between California residents.

               6.2 Entire Agreement. This Agreement and the Exhibits attached hereto contain the entire agreement between the parties hereto, and supersede all simultaneous or prior oral or written agreements, regarding the subject matter of this Agreement. No modifications or amendments to this Agreement shall be binding upon the parties unless made by a writing signed by both parties.

               6.3 Waiver. The waiver by either party of a breach of any provision contained herein shall not be effective unless in writing signed on behalf of the party against whom the waiver is asserted. Any waiver shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

               6.4 Assignment. This Agreement may not be assigned by Contractor without the prior written consent of TRIAD PARK.

               6.5 Notices. All notices or reports permitted or required under this Agreement shall be in writing and shall be delivered by (i) personal delivery, (ii) telegram, (iii) telex, (iv) telecopier, (v) facsimile transmission or (vi) by certified or registered mail, return receipt requested, and shall be deemed given upon


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Triad Park, LLC
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personal delivery, five (5) days after deposit in the mail, or upon acknowledgment of receipt of electronic transmission. Notices shall be sent to the addresses set forth at the end of this Agreement or such other address as either party may specify in writing and in accordance with this Section 6.5.

               6.6 Survival. Each of the parties' obligations under Sections 4 and 5.4 will survive the termination or expiration of this Agreement.

               6.7 Severability. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the intended objectives and economic effects of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

               6.8 Choice of Forum. All disputes arising under this Agreement may be brought (i) in the Superior Court of the State of California in Alameda County, Hayward Branch, (ii) in the Municipal Court of the State of California, County of Alameda, Livermore/Pleasanton Judicial District, or (iii) the United States District Court for the Northern District of California (collectively the "Courts"). The Courts shall together have exclusive jurisdiction over disputes under this Agreement. Contractor hereby consents to personal jurisdiction of the above courts.

               6.9 Attorney's Fees. In the event any proceeding or lawsuit is brought by TRIAD PARK or Contractor in connection with this Agreement, the Contractor shall be entitled to receive its costs, expert witness fees and reasonable attorneys' fees, including costs and fees on appeal.

        THE PARTIES, INTENDING TO BE BOUND BY THE TERMS AND CONDITIONS HEREOF, HAVE CAUSED THIS AGREEMENT TO BE SIGNED BY THEIR DULY AUTHORIZED
REPRESENTATIVES.



TRIAD PARK, LLC                                         CONTRACTOR:
                                                        LARRY McREYNOLDS

/s/ JAMES R. PORTER                                     /s/ LARRY McREYNOLDS
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James R. Porter, Vice President                         Larry McReynolds


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